UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 8, 2020

Ariel Clean Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-54159	84-1209978
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7th Floor, Naiten Building, No. 1 Six Li Oiao, Fentai District Beijing, PRC	100161
(Address of principal executive offices)	(Zip Code)

Registrant”s telephone number, including area code +86 1370-139-9692

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers

On October 1, 2020, we filed an Amendment No. 1 to Form 8-K to disclose a change in control with the Company, along with resignation of its sole officer, Mr. Delbert Seabrook, and appointment of a new officer and director, Mr. Yu Yang (Item 1.01 Entry into a Material Definitive Agreement and Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers). These events occurred on effective September 30, 2020.

As disclosed in the stated Form 8-K, Mr. Seabrook remained a director of the Company until the 10th day following the mailing of the Company”s information statement on Schedule 14f-1 to the Company”s stockholders whereupon he resigned as a Director of the Company. The mailing of the Schedule 14f-1 to the Company”s shareholders occurred on October 29, 2020.

Accordingly, on November 8, 2019, Mr. Seabrook has resigned as a Director of the Company and Mr. Yang is now the sole director of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Yu Yang
Yu Yang
President and Director

Date: November 16, 2020

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